UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8‑K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2013
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)
______________

Delaware	77-0160744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road, Suite 200 La Jolla, CA	92037 (Zip Code)
(Address of principal executive offices)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary Increases and Payment of Bonuses to Named Executive Officers

On January 16, 2013, the Board of Directors (the “Board”) of Ligand Pharmaceuticals Incorporated (the “Company”) approved base salary increases for 2013 and cash bonus payments for the 2012 fiscal year to be paid to the Company’s named executive officers. Under the Company’s bonus program, the target performance bonus for John L. Higgins, the Company’s President and Chief Executive Officer, is 75% of base salary, the target bonus for Matthew W. Foehr, the Company’s Executive Vice President and Chief Operating Officer, is 50% of base salary and the target bonus for the other named executive officers is 40% of base salary. Bonus payments were based on the Board’s evaluation of performance goals for 2012. Such goals related to the achievement of certain corporate organizational and infrastructure objectives and the advancement of the Company’s clinical development programs.

The 2013 base salaries and 2012 bonuses to be paid to each named executive officer are as follows:

Name and Title	2013 Base Salary	2012 Bonus
John L. Higgins, President and Chief Executive Officer	$495,176	$363,388
Matthew W. Foehr, Executive Vice President and Chief Operating Officer	$367,537	$179,813
John P. Sharp, Vice President, Finance and Chief Financial Officer	$298,954	$102,382
Charles S. Berkman, Vice President, Secretary and General Counsel	$281,256	$110,081
Nishan de Silva, M.D., M.B.A., Vice President of Corporate Development	$295,000	$98,508

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LIGAND PHARMACEUTICALS INCORPORATED

Date: January 18, 2013	By: /s/ Charles S. Berkman Name: Charles S. Berkman Title: Vice President, General Counsel and Secretary

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